Exhibit 10.53

[Letterhead of AFG Trust Global Services]

8 September 2006

FGDI  L.L.C.

P. O. Box 149

19901 N. Dixie Highway, Suite B

Bowling Green, Ohio 43402	Fax No. +1 419 352 6710

U.S.A.

Attention: Mr. Steven J. Speck

Dear Sirs:

1)	Investment Facility Letter dated 25 May 2005
2)	Credit Facility Letter dated 25 May 2006

(collectively, “Agreements”)

RENEWAL OF FACILITY

Pursuant to our recent discussions, we hereby confirm your agreement to renew your credit facility and investment facility with us based on the variation of terms and conditions set out in Appendix 1 enclosed herewith. Subject to Appendix 1, all the terms and conditions contained in or subsisting to the Agreement shall remain in full force and effect.

We reserve our rights to amend any terms and conditions prior to your confirmation of acceptance of the same.

Kindly indicate your confirmation of acceptance at the bottom of this letter.

Thank you.

Yours faithfully,

For and on behalf of AFG TRUST FINANCE LIMITED,

/s/ Bin Lu
Mr. Bin LU Director

We hereby confirm our acceptance of the renewal as above mentioned.

/s/ Steven J. Speck	/s/ Jean Bratton
Steven J. Speck President CEO	Jean M. Bratton Vice President CFO

Date of acceptance: September 18, 2006 Witnessed by:

Donald E. Finn
Donald E. Finn

APPENDIX I

Facility Amount:	USD$8 million

Term:	One year from the acceptance of this letter

Average Balance:	None

Establishment Fee:	0.6% of the Facility Amount